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                                 Amendment No. 1
                                       to
                             Program Time Agreement

THIS AMENDMENT NO.1 to Program Time Agreement ("the Amendment") is entered into this 11 day of June, 1997, by and between The Christian Broadcasting Network, Inc. ("CBN") and International Family Entertainment, Inc. ("IFE").

WHEREAS, CBN and IFE entered into a certain Program Time Agreement dated as of January 5, 1990 with respect to the carriage by The Family Channel of certain programming produced by or on behalf of CBN (the "Program Time Agreement"); and

WHEREAS, certain ambiguities have arisen with respect to the interpretation of the Program Time Agreement which CBN and IFE desire to clarify; and

WHEREAS, CBN and IFE desire to amend certain provisions of the Program Time Agreement in the event that Fox Kids Worldwide, Inc. or one of its affiliates ("FKW") acquires a certain percentage of the voting securities of IFE; and

WHEREAS, terms not defined in this Amendment shall have the meanings given to them in the Program Time Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Commitment to Deliver Programming. Paragraph 1 to the Program Time Agreement is amended by the addition of the following language at the end of the
Paragraph:

      "Notwithstanding any other provision herein to the contrary, for a period of five (5) years from the Effective Date, CBN will deliver to IFE for telecast on The Family Channel episodes of the television programming currently entitled The 700 Club with Pat Robertson or a similar content program hosted by Pat Robertson ("The 700 Club"), subject to Pat Robertson's availability and agreement, provided that if Pat Robertson is not available a suitable replacement host will be provide. The 700 Club shall be the same program as otherwise generally distributed by CBN to broadcast stations in the United States. The 700 Club shall be of substantially the same general content and quality as currently delivered, and shall be at least one hour in duration (with CBN retaining the right to program the Morning Block with either an additional half hour of The 700 Club or another program complying with the program standards set forth in Paragraph 1 to the Agreement), and which program shall have a repeat schedule no more frequently than the second highest number of repeats during the period 1990 through 1996.
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In addition, during this five (5) year period, CBN shall not authorize or permit the telecast of The 700 Club, or a program with similar general content, on any cable channel in the United States other than: (i) Trinity Broadcasting Network ("TBN"), KWGN, WPCB ("Cornerstone Network"), FAMNET and World Harvest Television ("LeSea") (herein the "Other Outlets"); (ii) any other Religious Channel delivered to less than 20 million homes; and (iii) The Family Channel; provided that The Family Channel is delivered at least to 55 million homes according to A.C. Nielsen. For purposes hereof, a Religious Channel shall be defined as a cable channel that has a program content that is at least seventy-five percent (75%) religious in nature on average across all dayparts in which it telecasts. Nothing in this Paragraph shall preclude CBN from distributing The 700 Club through free-to-air broadcast syndication (regardless of whether such stations are carried on cable systems as local or distant signals), to satellite only channels (i.e., a channel that is not simultaneously delivered to cable subscribers), through the Other Outlets, to a Religious Channel delivered to less than 20 million homes, or by any non-cable distribution arrangements, or shall preclude CBN from distributing programming similar to The 700 Club on a one airing per week basis.

2. CBN's Right to Renew. Paragraph 5(a) is amended by the deletion thereof, and the substitution therefor of the following:

      "(a) Unless sooner terminated pursuant to Section 5(b) or 5(c) hereof, the term of this Agreement shall be fifteen (15) years, commencing on the date hereof, and, at the end of the initial fifteen (15) year term and each subsequent term thereafter, this Agreement shall be renewed automatically for additional terms of five (5) years each upon the same terms and conditions, unless CBN gives to IFE written notice of its intent not to renew this Agreement at least thirty (30) days immediately prior to the expiration of the then existing term of this Agreement, whereupon this Agreement shall expire and not be renewed at the end of the term in which such notice is given. Notwithstanding any other provisions of this Agreement to the contrary, or any provision of law, rule or equity, this Agreement shall not be terminable or non-renewable by IFE, and the Agreement, as such may be amended from time to time, shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and all successors in interest however occurring, whether by sale, merger, reorganization or otherwise."

3. Coordination of Telethon Schedule. Paragraph 6 to the Program Time Agreement is amended by the addition of the following language at the end of the
Paragraph:

      "CBN shall confer in good faith with IFE to schedule the January Telethon, with CBN's decision to be final."

4. Preemption. Paragraph 8 to the Program Time Agreement is amended by the deletion of the following language beginning in line 10 on page 8:


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      ", and (b) for preemptions by third parties, not more than ten (10) times per year in prime time provided that in either such case the replacement programming shall be consistent with the CBN Programming and the Family Channel's other programming."

and in lieu thereof, the following language shall be substituted:

      ", and (b) IFE shall have the right to preempt the telecasts of the CBN Programming during the Prime Block up to five (5) times per year in its sole discretion, provided that (i) IFE gives CBN at least 30 days prior notice of the preemptions when and where practicable, (ii) no preemptions may occur during the two weeks of the January Telethon, one week of the May Telethon, one week of the Telethon in September or October, nor on Good Friday, Easter Day, Fourth of July, Thanksgiving Day, Christmas Eve, or Christmas Day, (iii) CBN shall receive a credit for a pro rata portion of the Monthly Fee based on the ratio that the preempted time bears to all the Program Time during the month of the preemption,
(iv) no preemption shall be used for programming involving lobbying, political parties or candidates for office, or for paid political broadcasts or announcements, and (v) IFE shall be entitled to retain all revenue generated during the preempted time. The programming telecast by any successor or permitted assignee of CBN as provided in part (a), above, shall be consistent with the CBN Programming and The Family Channel programming and the programming telecast by IFE during preemptions as provided in part (b), above, shall be consistent with The Family Channel's other programming."

5. Preemption During Daytime. A new Paragraph 19 is added to the Program Time Agreement, and shall read as follows:

    "19. Additional Time During January Telethon. CBN shall have the right to preempt The Family Channel programming in the 11:30 am to 12 noon time slot for two weeks, Monday through Friday, during CBN's January Telethon, and for one week Monday through Friday during CBN's May Telethon, solely for the purpose of extending the telecasts of The 700 Club. CBN shall not be required to pay for such preemptions, and shall be entitled to retain all revenue generated thereby, provided that IFE may at its discretion preempt the CBN Programming for fifteen
(15) half hours (which may be in any increments of one to three contiguous half hours) each year during the Morning Block, so long as such preemptions do not occur during the two week January, one week May or one week fall Telethon, nor on Easter Day, Good Friday, Fourth of July, Thanksgiving Day, Christmas Eve or Christmas Day, and provided IFE gives CBN thirty (30) days advance notice of such preemption. IFE preemptions shall not be used for programming involving lobbying, political parties or candidates for office, or for paid political broadcasts or announcements, nor shall more than three preemptions take place per week. IFE shall be entitled to retain all revenue generated during its preemption of the CBN Programming."

6. Effective Date. This Amendment shall become effective on the first to occur of (x) Closing under that certain Stock Purchase Agreement dated of even date herewith between Fox Kids Worldwide, Inc., a Delaware corporation ("FKW") and CBN, (y) the purchase by FKW of all shares of IFE Class B stock owned by CBN, and (z) the closing of that certain Agreement and


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Agreement and Plan of Merger dated of even date herewith among FKW, IFE and Fox
Kids Merger Corporation. If not effective prior to the expiration or termination of the Merger Agreement according to its terms, this Amendment shall terminate.

7. Representations and Warranties. Each Party represents and warrants to the other that the Program Time Agreement is in full force and effect and that such party has no knowledge of any breach by the parties thereto. Each party further represents and warrants to the other party that it has obtained all consents and approvals necessary to enter into this Amendment, including all necessary Board of Director's approvals, that this Amendment is the binding obligation of the parties and that it is enforceable according to its terms.

8. Ratification and Miscellaneous. Except as expressly amended hereby, the Program Time Agreement shall remain in full force and effect according to its terms, and as amended hereby, shall inure to the benefit of CBN and be binding upon CBN and its successors and permitted assigns, and binding upon IFE and all its successors in interest, however occurring, whether by sale, merger, reorganization or otherwise. The term "Agreement" as used herein and in the Program Time Agreement shall henceforth mean the Program Time Agreement, as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

The Christian Broadcasting                International Family
     Network, Inc.                         Entertainment, Inc.


by:/s/ Michael D. Little                by: /s/ Timothy Robertson
   --------------------------              --------------------------
title: President                       title:   CEO


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